UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of Each Class Trading Symbol Name of Each Exchange on Which Registered Common Stock, par value $0.0001 per share ENOB The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 8.01 Other Events.

On November 26, 2019, Enochian Biosciences, Inc. (the “Company”) announced that it is filing with the United States Securities and Exchange Commission and attaching hereto (i) that certain agreement, executed by the Company effective November 14, 2019 (“Securities Purchase Agreement”), to purchase 900,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at Twelve Dollars ($12.00) per share, for an aggregate purchase price of Ten Million Eight Hundred Thousand Dollars ($10,800,000), (ii) that certain note purchase agreement, executed by the Company effective November 14, 2019 (the “Note Purchase Agreement”), convertible into 100,000 shares of Common Stock at Twelve Dollars ($12.00) per share, for an aggregate purchase price of One Million Two Hundred Thousand Dollars ($1,200,000) and (iii) that certain convertible promissory note, dated as of November 14, 2019 and effective upon closing (the “Note”). Each of the Note Purchase Agreement, which is scheduled to close on or before December 21, 2019, and the Securities Purchase Agreement, which is scheduled to close on or before March 31, 2020, is a binding agreement which is subject to certain closing conditions. The foregoing description of the Securities Purchase Agreement, the Note Purchase Agreement, and the Note does not purport to be complete, and is qualified in its entirety by reference to each such document attached as an exhibit hereto, each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Securities Purchase Agreement	Filed herewith
99.2	Note Purchase Agreement	Filed herewith
99.3	Convertible Promissory Note	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Mark R. Dybul
Name: Mark R. Dybul Title: Executive Vice Chair

Date: November 26, 2019

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